Free Writing Prospectus

Filed Pursuant To Rule 433

Registration Nos. 333-206640

333-221842

September 27, 2018

Welcome 2245304.1.1.NA.INST

Gold as a Strategic Asset Class Forum Sean Whalen Vice President, Western Divisional Director, Private Wealth Management Team State Street Global Advisors George Milling-Stanley Vice President, Head of Gold Strategy State Street Global Advisors Juan Carlos Artigas Director, Investment Research World Gold Council For Institutional Investor Use Only. Not for Use with the Public. 2245304.1.1.NA.INST

Today’s Presenters Moderator Sean Whalen Vice President, Western Divisional Director, Private Wealth Management State Street Global Advisors Panelist George Milling-Stanley Head of Gold Strategy State Street Global Advisors Panelist Juan Carlos Artigas Director, Investment Research World Gold Council For Institutional Investor Use Only. Retail dissemination is prohibited. 2245304.1.1.NA.INST

Agenda 1. The Case for Gold 2. How to Build a Better Core for Less with Low-Cost ETFs 3. The SPDR® Gold Suite For Institutional Investor Use Only. Retail dissemination is prohibited. 2245304.1.1.NA.INST

Gold as a Strategic Asset • Returns — Since August 15, 1971, gold has a 7.50% CAGR*. • Diversification — Gold has had historically low to negative correlation with many other assets and therefore may provide diversification** benefits. • Liquidity — A study from Thompson Reuters GFMS suggested average annual turnover of $22 trillion & Study carried out by London Bullion Market Association and overseen by the Bank of England and the Financial Conduct Authority suggested an average daily turnover of at least $250 billion, which is equivalent to $62 trillion per year*** • Portfolio Impact — Gold can potentially improve risk-adjusted returns and provide some protection against unexpected events, both macroeconomic and geopolitical. * Source: Bloomberg Financial L.P. & State Street Global Advisors, date as of August 31, 2018 ** Data from August 31, 2008 to August 31, 2018. Gold’s monthly correlation to S&P 500 Index and Bloomberg Barclay’s Aggregate Bond Index was 0.11 and 0.44, respectively. Gold = LBMA Gold Price PM (USD/oz) Source: Bloomberg Finance, L.P., State Street Global Advisors. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated.
***Source: GFMS-Thomson Reuters , date as of December 31, 2017. Past performance is not a guarantee of future results.
For Institutional Investor Use Only. Retail dissemination is prohibited.
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Long-Term Asset Performance* CAGR 15% 10% 5% 0% -5% -10% -15% Since 1971 20-year 10-year
US Cash US Bond Aggregate US stocks EAFE stocks EM stocks Commodities Gold (US$/oz
* Based on total returns indices including MSCI USA Net Total Return USD Index, MSCI EAFE Net Total Return USD Index, MSCI Emerging Net Total Return USD Index, JP Morgan Cash Index USD 3 Month, Bloomberg Barclays US Agg Total Return Value Unhedged USD, and S&P Goldman Sachs Commodity Index. Gold performance based on the LBMA Gold Price.
Source: Bloomberg, ICE Benchmark Administration, World Gold Council. Date start from 1/31/1971 to 12/31/2017.
Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with a fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited.
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Gold has Historically had Low Correlation Relative to Many Major Asset Classes in the Long Run Equity Indices (10 Year Period) MSCI Japan Index MSCI AC World Daily Index TR S&P 500 Index MSCI Europe Index MSCI Asia PAC ex-Japan Index MSCI Emerging Markets Latin America Index Russell 2000 Index -0.42 0.20 0.11 0.01 0.30 0.39 0.06 -1.00 -0.50 0.00 0.50 1.00 Correlation Coefficient Bond Indices (10 Year Period) Bloomberg Barclays US Corporate Bond Index TR Bloomberg Barclays US Treasury Bond Index TR Bloomberg Barclays European Aggregate Corporate Bond Index TR Bloomberg Barclays US Corporate High Yield Bond Index TR Bloomberg Barclays US Aggregate Bond Index TR 0.35 0.29 0.20 Correlation Coefficient For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold’s Historical Correlation to Stocks was Negative During Certain Economic Contractions
Gold’s correlation to other assets during expansions and contractions since 1990:
0.60 0.40 0.20 0.00 -0.20 -0.40 -0.60 -0.80 -1.00
Contraction Jul 1990 to Mar 1991
Expansion Apr 1991 to Feb 2001
Contraction Mar 2001 to Nov 2001
Expansion Dec 2001 to Nov 2007
Contraction Dec 2007 to Jun 2009
Expansion Jul 2009 to Present
Bloomberg Commodity Index TR* Barclays 7-10 Yr Treasury TR* Barclays US Aggregate Bond TR MSCI AC World TR US Dollar Index Data as of August 31, 2018 * Bloomberg Commodity Index TR and the Bloomberg Barclays 7–10 Yrs. Treasury Index are shown from the Contraction period of March 2001 to November 2001 and onward. Expansion and contractions as per the National Bureau of Economic Research (NBER). Source: Bloomberg Finance, L.P., State Street Global Advisors. Correlations are based on historical data from July 31, 1990 to August 31, 2018. Proxy for gold is LBMA Gold Price PM USD. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold Liquidity Gold market liquidity metrics (US$bn)* as of 24-Aug-2018 Annual Quarterly Monthly FY 2017 YTD 2018 Q2 2018 QTD Jun 2018 Jul 2018 Aug 2018 Loco London (High †) 252.4 258.0 254.7 258.0 256.0 256.0 256.0 OTC Loco London (Low †) 126.2 129.0 127.3 129.0 128.0 128.0 128.0 Loco London (Mid) 189.3 193.5 191.0 193.5 192.0 192.0 192.0 COMEX 36.9 45.3 43.8 37.9 43.5 37.9 28.2 LME 0.7 0.5 0.5 0.5 0.3 0.3 0.3 Shanghai Futures Exchange 3.8 3.8 1.5 1.8 2.7 1.9 2.4 Shanghai Gold Exchange (Futures)‡ 2.2 1.4 1.4 1.2 1.2 1.2 1.3 Exchanges Shanghai Gold Exchange (Physical)‡ 2.1 3.9 4.2 5.1 6.1 5.2 5.2 All other exchanges ^ 1.2 1.5 1.3 1.3 1.1 1.2 1.3 Total Exchanges 46.9 56.3 52.8 47.9 54.8 47.7 38.7 GLD® 0.89 0.88 0.81 0.75 0.77 0.73 0.77 ETFs North America (inc GLD) 1.00 1.06 1.00 0.90 0.98 0.89 0.91 Europe 0.06 0.03 0.04 0.04 0.05 0.04 0.04 Gold Asia 0.21 0.19 0.20 0.16 0.21 0.16 0.17 Other 0.01 0.00 0.01 0.00 0.01 0.00 0.00 Total gold-backed ETFs 1.28 1.29 1.25 1.11 1.24 1.09 1.13 Total Global gold market liquidity 237.5 251.1 245.0 242.5 248.1 240.8 231.8 * Volumes represent daily averages in US$ billion over each corresponding period. YTD, QTD and June estimates correspond to daily averages as of 08/24/18 or the most recent available date. Data for Loco London and physical gold contracts on the Shanghai Gold Exchange come with a lag. Greyed-out figures indicate non-available current data. Last available figures are used instead for reference only. † Loco London OTC daily volumes are estimates based on clearing statistics published by the LBMA: http://www.lbma.org.uk/clearing-statistics. These figures are net transactions. To estimate gross volumes we use two multipliers: 5 for a minimum estimated volume and 10 for a maximum estimated volume. These multipliers are derived from anectdotal evidence as well as from a turnover survey published by the LBMA in 2011. Greyed-out estimates are volumes based on last available data. LME gold futures exchange includes volume since inception 7/10/2017 Shanghai Gold Exchange (SGE) volume is broken up between Futures and Physical contracts. Greyed-out figures are volumes based on last available periods. ^Includes: Dubai Gold & Commodities Exchange, ICE Futures, US Metals, Borsa Istanbul, Bursa Malaysia, Moscow Exchange — RTSX, Tokyo Commodity Exchange. * A list of all physical gold-backed ETFs (and similar products) included in this calculation is available on: https://www.gold.org/statistics#etp-data Source: Bloomberg Financial, L.P., LBMA, Shanghai Gold Exchange, World Gold Council For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold Returns as a Function of Annual Inflation* LBMA Gold Price PM average annualized return: 16% 14% 12% 10% 8% 6% 4% 2% 0% Low inflation (3%) Nominal return US CPI %y-oy High inflation (>3%) Real return Source: Bloomberg Financial L.P. & World Gold Council. Date start from 12/31/1970 to 12/31/2017. * Inflation computed using annual US CPI year-on-year changes from 1970 and 2017. ** For each year on the sample, real return = (1+nominal return)/(1+inflation)-1. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold and VIX Return 60% 40% 20% 0% -20% -40% -60% Black Monday LTCM crisis Dot-com bubble 9/11
2002 recession Great Recession Sov’gn debt crisis I Sov’gn debt crisis II Greek default Level change 60 40 20 0 -20 -40 -60
S&P 500 return LBMA Gold Price PM return Level change in VIX (rhs)** * The VIX is available only after January 1990. For events occurring prior to that date, annualized 30-day S&P 500 volatility is used as a proxy. Dates used: Black Monday: 9/1987–11/1987; LTCM: 8/1998; Dot-com: 3/2000–3/2001; September 11: 9/2001; 2002 recession: 3/2002–7/2002; Great recession:10/2007–2/2009; Sovereign debt crisis I: 1/2010–6/2010; Sovereign debt crisis II: 2/2011–10/2011; Greek default: 6/2015–9/2015.
Source: Bloomberg, ICE Benchmark Administration, World Gold Council, Data start from 9/30/1987 to 9/30/2015.
Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited.
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Gold and COMEX Positions Tonnes 1,200 1,000 800 600 400 200 0 -200 -400 11/15 03/16 07/16 11/16 03/17 07/17 11/17 03/18 07/18 -75 tonnes -2 mn oz US$-3 bn US$/oz 1,400 1,325 1,250 1,175 1,100 1,025 950 Money manager net long (lhs) Other net long (lhs) LBMA Gold Price (US$/oz; rhs) Data as of 08/21/2018 Source: Bloomberg Financial L.P., CFTC, & World Gold Council. Date start from 11/30/2013 to 8/21/2018. * A “money manager” is a registered commodity trading advisor (CTA); a registered commodity pool operator (CPO); or an unregistered fund identified by CFTC. ** Other represents all other positions reported on the COMEX that is not a “money manager” Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited.
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Gold Return Seasonality Monthly return (%) 3.0 2.0 1.0 0.0 -1.0 -2.0 -3.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
Average Median 90% confidence band* Source: Bloomberg Financial L.P., ICE Benchmark Administration & World Gold Council. Date start from 12/31/1982 to 12/31/2017. * A confidence band is used in statistical analysis to represent the uncertainty in an estimate of a curve or function based on limited or noisy data. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.
For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold and Rate Hikes USD/oz 1500 1400 1300 1200 1100 1000 Jun-15 Dec-15 Jun-16 Dec-16 Jun-17 Dec-17 Jun-18% 2.5 2 1.5 1 0.5 0 LBMA PM Price (USD/oz) (LHS) Fed Funds (Upper Bound) (RHS) Source: Bloomberg Financial L.P. & World Gold Council. Date start from 06/30/2015 to 8/31/2018. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Midterms and the Party in Power: How Elections May Affect Gold Prices House of Representatives Senate Government Control For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold in a Multi-Asset Portfolio Source: Bloomberg Financial L.P., & SSGA For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

• Low cost core ETFs have gathered 80% of all ETF flows as of August 31, 2018. The average expense ratio across all ETFs is currently 51bps, while Low Cost Core ETFs have an average expense ratio of just 9bps. • Of the 2,121 listed ETFs in the US, Low Cost Core ETFs account for just 5% of funds, but 37% of total assets. 200 180 160 140 Billions) 120 ( $ Flow 100 80 ETF 60 40 20 0 $175B ETF Industry $140B Low Cost Core ETFs Source: Morningstar, as of August 31, 2018. * Low Cost Core ETFs comprise the 121 ETFs as of August 31, 2018 offered by five different ETF providers that brand such ETFs as low cost ETFs (State Street Global Advisors, Invesco, BlackRock, Vanguard and Charles Schwab Corporation). For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Introducing GLDM • Our lowest cost gold ETF, with a total expense ratio of just 18 basis points
• Investors who are less interested in GLD liquidity, tight bid/ask spreads and deep optionality potential may wish to consider GLDM
• GLDM was colored by the same line of thinking that was the genesis of the SPDR Portfolio Suite For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Gold and the USD Since the 1970’s, once the US came off the gold standard, there has generally been an inverse relationship between gold and the US dollar — in essence, buying gold in USD terms may be influenced by an implicit bearish position on the dollar LBMA Gold Price 2000 1800 1600 1400 1200 1000 800 600 400 200 0 1970 1975 1980 1985 1990 1995 2000 2005 2010 2015 US Dollar Index 180 160 140 120 100 80 60 Source: SSGA, Bloomberg Finance L.P. As of August 31, 2018.
Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only. Retail dissemination is prohibited.
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Highlighted During Periods of Market Downturn Gold performance and the (hypothetical) Index performance of the Solactive GLD® Long USD Gold Index (the “Index”), the benchmark index of SPDR® Long Dollar Gold Trust (GLDW), During Specific Market Downturns (More complete Index Performance Information can be found in Appendix A)
30.0% 20.0% 10.0% 0.0% -10.0% -20.0% -30.0% -40.0% -50.0% -60.0% 9.9% 22.5% 21.8% 19.8% 19.6% 4.1% 1.2% 14.3% 13.7% 10.4% -4.4% -9.3% -48.0% Great Recession December 31, 2007–March 31, 2009 LBMA Gold Price PM (USD/oz) European Sovereign Debt Crisis I November 30, 2009–May 28, 2010 Index Index ex. 50bps MSCI World TR European Sovereign Debt Crisis II April 29, 2011–June 29, 2012 Barclays Treasury Agg Source: Bloomberg Finance, L.P., SSGA * As of June 30, 2016. Gold based on the LBMA Gold Price PM. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. Pre-Inception Index Performance shown above is back tested (hypothetical) and is not a guarantee of past or future results. The performance quoted is not intended to represent the performance of any particular exchange-traded fund or security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index’s currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee performance for the benchmark index takes into account GLDW’s gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein, is derived in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component, and utilizes the WMR Fix Rate to measure the value of the USD relative to the “Reference Currencies” which takes into account the LBMA Gold Price A.M. and P.M. to determine the profit and loss of the currency portion. Gold’s individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices An index is unmanaged, is not subject to fees, and is not available for direct investment. For Institutional Investor Use Only 2186911.1.1.NA.INST

SPDR Gold Experts Our role in bringing gold ETFs to market underscores our attributes as the creator of the world’s first ETFs. Innovation with Purpose
We helped create the gold ETF market with GLD and along with it, the democratization of gold investing. Our gold suite is designed to address many investor concerns such as an easy way to invest in and access gold (GLD), the historically negative relationship between a strengthening US dollar and gold prices (GLDW) and the trend towards lower cost/lower NAV products in portfolio construction (GLDM).
Built in Partnership Our partnership with the World Gold Council has spanned nearly 15 years to introduce ETF products that make gold a more approachable and mainstream investment. Crafted by Experts
We deliver products driven by purpose and based on our more than 25 years of ETF expertise. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

3 SPDR ETFs Make it Easy to Access Gold
3 Source: Bloomberg Financial L.P. & State Street Global Advisors. Date as of August 31, 2018. Source: SSGA, as of 08/31/2018
* The amount of gold backing each share decreases over time based on the daily accrual of the management fee.
** The amount of gold backing each share will change over time. It will decrease based on the daily accrual of the management fee, but it may increase (decrease) based on the daily outperformance (underperformance) of 4 the USD versus the basket of currencies.
Based on GLDM’s total expense ratio compared with the total expense ratios included in Morningstar’s Global Exchange Traded Funds database for the 26 products with reported expense information and identified as having a primary prospectus benchmark to the LBMA Gold Price PM (USD) or the LBMA Gold Price AM (USD) as of September 11, 2018. For Institutional Investor Use Only. Retail dissemination is prohibited.

Q&A
For Institutional Investor Use Only. Retail dissemination is prohibited.
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Standardized Performance
SPDR® Gold Shares Performance as of June 30, 2018
Since Inception 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year 11/18/2004 NAV -4.24% -5.64% -3.75% 0.26% 1.80% 0.56% 2.59% 7.50%
Market Value -3.61% -5.68% -4.04% 0.53% 1.83% -0.08% 2.64% 7.42% LBMA Gold Price PM -4.21% -5.54% -3.14% 0.66% 2.21% 0.96% 3.00% 7.93%
Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.40%
For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Standardized Performance
SPDR® Long Dollar Gold Trust Performance as of June 30, 2018
Since Inception
1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year 1/30/2017 NAV -2.92% -0.26% -0.32% 1.11% N/A N/A N/A 0.60% Market Value -2.99% -0.43% -0.39% 2.53% N/A N/A N/A 0.51% LBMA Gold Price PM -2.88% -0.14% -0.07% 1.62% N/A N/A N/A 1.10% Source: spdrs.com
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated.
If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.50% For Institutional Investor Use Only. Retail dissemination is prohibited.
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Standardized Performance
SPDR® Gold MiniSharesSM Performance as of June 30, 2018
Since Inception
1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year 6/25/2018 NAV N/A N/A N/A N/A N/A N/A N/A -0.78% Market Value N/A N/A N/A N/A N/A N/A N/A -0.48% LBMA Gold Price PM N/A N/A N/A N/A N/A N/A N/A -0.78% Source: spdrs.com
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated.
If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.18% For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Product Overview
Name and Ticker SPDR® Gold MiniShares (GLDM)
Gold for cost conscious investors
Holds physical gold bullion
GLDM Product
Lowest total expense ratio in the market of gold ETFs*
Highlights th
Based on the price of 1/100 of an ounce of gold
May help increase portfolio diversification and preserve purchasing power
Investment The Investment objective of GLDM is for the shares of GLDM to reflect the performance of the price of gold bullion,
Objective less GLDM’s expenses. Basic SPDR Gold MiniShares represent fractional, undivided beneficial ownership interests in GLDM, the sole assets of which include only Structure gold bullion, gold bullion receivables and cash, if any. Total 18 bps Expense Ratio
WGC USA Asset Management Company, LLC (“WGC AM”), an affiliate of the World Gold Council (“WGC”).
Sponsor In 2004, WGC through an affiliate, launched SPDR® Gold Shares (GLD®), the first US-listed physical gold ETF. Key Administrator BNY Mellon Asset Servicing Participants Gold Custodian ICBC Standard Bank Plc
Benchmark LBMA Gold Price PM USD Marketing Agent State Street Global Advisors Funds Distributors, LLC Listing Exchange NYSE Arca
* Based on GLDM’s total expense ratio compared with the total expense ratios included in Morningstars Global Exchange Traded Funds database for the 26 products with reported expense information and identified as having a primary prospectus benchmark to the LBMA Gold Price PM (USD) or the LBMA Gold Price AM (USD) as of September 11, 2018. For Institutional Investor Use Only. Retail dissemination is prohibited. 2233906.1.1.NA.INST

Appendix A: Important Disclosures
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Based on Backtested (Hypothetical) Net of Fee Performance Below,
Gold and the Solactive GLD® Long USD Gold Index Have Generally Moved Closely Together, with Periods of Outperformance and Underperformance
Performance of gold (US$/oz) and the Solactive GLD® Long USD Gold Index since 1/1/2007 (1/1/2007 = 100)* Level 400 300 200 100 0 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Jan-09 Apr-09 Jul-09 Oct-09 Jan-10
Apr-10 Gold Jul-10 (US Oct-10 /oz) $ Jan-11 Apr-11 Jul-11 Index Oct-11 Jan-12
Apr-12 Index Jul-12 ex Oct-12 . 50bps Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16
Source: Bloomberg Finance, L.P., SSGA and Solactive. Differences between the performance of the Index and the Index ex-50 bps may not be visible in the graph. Please refer to Slide 14 for further information regarding the performance shown in the graph.
* As of June 30, 2016. Gold based on the LBMA Gold Price PM. Pre-Inception Index Performance shown above is back tested (hypothetical) and is not a guarantee of past or future results. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME
OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE
RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION,
HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.
FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. The performance quoted is not intended to represent the performance of any particular exchange-traded fund or security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index’s currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above.
Net-of-fee performance for the benchmark index takes into account GLDW’s gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein, is derived in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component, and utilizes the WMR Fix Rate to measure the value of the USD relative to the “Reference Currencies” which takes into account the LBMA Gold Price A.M. and P.M. to determine the profit and loss of the currency portion. Gold’s individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.
For Institutional Investor Use Only 2186911.1.1.NA.INST

GLDW and the Solactive GLD Long USD Gold Index Since the GLDW Launch and the Index Went Live Performance of GLDW, the Solactive GLD Long USD Gold Index and gold since GLDW Launch on January 30, 2017 (January 30, 2017 = 100)* Level 120 100 80
30-Jan 28-Feb 31-Mar 30-Apr 31-May 30-Jun 31-Jul 31-Aug 30-Sep 31-Oct 30-Nov 31-Dec 31-Jan 28-Feb 31-Mar 30-Apr 31-May Gold (US$/oz) GLDW (NAV) Solactive GLD Long USD Gold Index Source: Bloomberg Finance, L.P., SSGA and Solactive.
Performance of the Solactive GLD Long USD Gold Index and gold since Index went live July 20, 2016 (July 20, 2016 = 100)* Level 130 80 20-Jul-16 20-Sep-16 20-Nov-16 20-Jan-17 20-Mar-17 20-May-17 20-Jul-17 20-Sep-17 20-Nov-17 20-Jan-18 20-Mar-18 20-May-18 Gold (US$/oz) Solactive GLD Long USD Gold Index Source: Bloomberg Finance, L.P., SSGA and Solactive.
* As of June 30, 2018. Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit www.spdrs.com for most recent month-end performance or call 1-866-787-2257.
Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. Gold’s individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.
For Institutional Investor Use Only 2186911.1.1.NA.INST

Pre-Inception Index Performance Disclosures
Hypothetical Pre-Inception Index Performance is not a guarantee of past or future results. The performance quoted is not intended to represent the performance of any particular exchange-traded fund security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index’s currency exposure, if any.
The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee performance for the benchmark index takes into account GLDW’s gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein is derived from actual data in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component and utilizes the WMR Fix Rate to measure the value of the USD relative to the “Reference Currencies” which takes into account the LBMA Gold Price AM and PM to determine the profit and loss of the currency portion.
During the time period presented in the back test, a portion took place during the global financial crisis of 2007–2009. Briefly, during that period, all asset classes became correlated, an event that may not be repeatable in the future.
State Street Global Advisors Funds Distributors LLC (marketing agent) provided no compensation for the Solactive GLD® Long USD Gold Index. However WGC USA Asset Management Company, LLC (Fund Sponsor) did provide compensation for the Solactive GLD® Long USD Gold Index back-tested return information.
The methodology of the Solactive GLD® Long USD Gold Index can be found here. Solactive GLD® Long USD Gold Index launch date was July 20, 2016. For Institutional Investor Use Only 2245304.1.1.NA.INST

Important Disclosures
Important risk information
Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust, and SPDR® Long Dollar Gold Trust (“GLDWSM”), a series of the World Gold Trust (together, the “Funds”).
ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns.
Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.
GLDW is subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). US regulation of swap agreements is rapidly changing and is subject to further regulatory developments which could be adverse to GLDW.
GLDW’s swap agreements will be subject to counterparty risk and liquidity risk.
Currency exchange rates between the US dollar and non-US currencies may fluctuate significantly over short periods of time and may cause the value of GLDW’s investments to decline.
GLDW is a passive investment vehicle that is designed to track the Index. GLDW’s performance may deviate from changes in the levels of its Index (i.e., create “tracking error” between GLDW and the Index) for a number of reasons, such as the fees and expenses of GLDW, which are not accounted for by the Index.
Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs.
Diversification does not ensure a profit or guarantee against loss.
Investing in commodities entails significant risk and is not appropriate for all investors.
Important Information Relating to SPDR® Gold Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”) and SPDR® Long Dollar Gold Trust (“GLDWSM”):
The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD. The World Gold Trust has filed a registration statement (including a prospectus) with the SEC for each of GLDM and GLDW. The World Gold Trust has also filed the prospectus for GLDW with the National Futures Association. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a more detailed discussion of the risks of investing in each Fund’s shares. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.
None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the CEA. As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA.
Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value.
The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. 2245304.1.1.NA.INST

Important Disclosures GLDW shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLDW shares relates directly to the value of the gold held by GLDW (less its expenses) and the value of a basket (“FX Basket”) comprising the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc (“Reference Currencies”) against the US dollar. A decline in the price of gold and/or an increase in the value of the Reference
Currencies comprising the FX basket against the US dollar could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold and the price of each Reference Currency against the US dollar represented by them.
None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent.
The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an affiliate of the Sponsor of each of GLD, GLDM and GLDW.
GLD is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM, GLDMSM and GLDWSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC.
Standard & Poors, S&P and SPDR are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC
(Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto.
Important Information Relating to Solactive GLD Long USD Gold Index:
GLDW is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index value at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards GLDW, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors in and/or financial intermediaries transacting in or with GLDW. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trademark for the purpose of use in connection with GLDW constitutes a recommendation by Solactive AG to invest capital in GLDW nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in GLDW.
For more information, please contact the Marketing Agent for GLD, GLDM and GLDW: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: 1 866 320 4053 spdrgoldshares.com 2018 State Street Corporation. All Rights Reserved. State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA 02210 Not FDIC Insured No Bank Guarantee May Lose Value. 2245304.1.1.NA.INST

Important Disclosures DISCLAIMER
This presentation contains forward-looking statements. The use of the words “believes,” “expects,” “may,” or “suggests” or words of similar import, identifies a statement as “forward-looking.” The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on the analysis of the World Gold Council. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions all of which are difficult or impossible to predict accurately. In addition, the demand for gold and the international gold markets are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the World Gold Council that the forward-looking statements will be achieved. We caution you not to place undue reliance on our forward-looking statements. Except in the normal course of our publication cycle, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements. Past performance is no indication of future results.
This presentation is provided solely for general information and educational purposes. It is not, and should not be construed as, an offer to buy or sell, or as a solicitation of an offer to buy or sell, gold, any gold related products or any other products, securities or investments. It does not, and should not be construed as acting to, sponsor, advocate, endorse or promote gold, any gold related products or any other products, securities or investments. While we have checked the accuracy of the information in this presentation, the World Gold Council does not warrant or guarantee the accuracy, completeness or reliability of this information. The World Gold Council does not undertake to update or advise of changes to the information in this presentation. The World Gold Council does not accept responsibility for any losses or damages arising directly or indirectly, from the use of this document, even if notified of the possibility of such losses or damages.
This presentation does not purport to make any recommendations or provide any investment or other advice with respect to the purchase, sale or other disposition of gold, any gold related products or any other products, securities or investments, including without limitation, any advice to the effect that any gold related transaction is appropriate for any investment objective or financial situation of a prospective investor. A decision to invest in gold, any gold related products or any other products, securities or investments should not be made in reliance on any of the statements in this presentation. Before making any investment decision, prospective investors should seek advice from their financial advisers, take into account their individual financial needs and circumstances and carefully consider the risks associated with such investment decision.
Expressions of opinion are those of the author and are subject to change without notice. This presentation is provided solely for general information and educational purposes. It is not, and should not be construed as, an offer to buy or sell, or as a solicitation of an offer to buy or sell, gold, any gold related products or any other products, securities or investments. It does not, and should not be construed as acting to, sponsor, advocate, endorse or promote gold, any gold related products or any other products, securities or investments.
Expressions of opinion are those of the author and are subject to change without notice. 2245304.1.1.NA.INST

Important Disclosures
COPYRIGHT AND OTHER RIGHTS
2018 World Gold Council. All rights reserved. World Gold Council and the Circle device are trade marks of the World Gold Council or its affiliates. No part of this presentation may be copied, reproduced, republished, sold, distributed, transmitted, circulated, modified, displayed or otherwise used for any purpose whatsoever, including, without limitation, as a basis for preparing derivative works, without the prior written authorization of the World Gold Council.
Thomson Reuters and GFMS, Thomson Reuters content is the intellectual property of Thomson Reuters. Any copying, republicationorredistribution of Thomson Reuters content, including by framing or similar means, is expressly prohibited without the prior written consent of Thomson Reuters. Thomson Reuters shall not be liable for any errors or delaysinits content, or for any actions taken in reliance thereon. “Thomson Reuters” is a trademark of Thomson Reuters and its affiliated companies.
All references to LBMA Gold Price have been provided for informational purposes only. ICE Benchmark Administration Limited accepts no liability or responsibility for the accuracy of the prices or the underlying product to which the prices may be referenced.
Standard & Poor’s, S&P and SPDR are registered trademarks of Standard & Poor/s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. StateStreet Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nordotheyhave any liability in relation thereto, including for any errors, omissions, or interruptions of any index.
Other third party content is the intellectual property of the respective third party and all rights are reserved to them. Allrights reserved. No organization or individual is permitted to reproduce, distribute or otherwise use the statistics and information in this report without the written agreement of the copyright owners.
United States: State Street Global Advisors, 1 Iron Street, Boston, MA 022101641.
Web: www.ssga.com
2018 State Street Corporation All Rights Reserved. Tracking Number: 2245304.1.1.NA.INST Expiration Date: October 31, 2018 2245304.1.1.NA.INST 35

Thank You

STATE STREET GLOBAL ADVISORS SPDR

SPDR® Long Dollar Gold Trust and SPDR® Gold MiniSharesSM Trust (each, a “Fund” and together, the “Funds”) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. SPDR® Long Dollar Gold Trust has also filed its prospectus with the National Futures Association. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you a prospectus if you request it by calling 866.320.4053.